Exhibit 99.1

Edwards Lifesciences Corporation One Edwards Way Irvine, CA USA 92614 Phone: 949.250.2500 Fax: 949.250.2525 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact:  Sarah Huoh, 949-250-5070

Investor Contact:  David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES REPORTS STRONG FIRST QUARTER RESULTS

•   Global THV Sales Grew Over 10%; OUS THV Grew More Than 30%

•   Maintaining Full Year 2014 Guidance

IRVINE, Calif., April 24, 2014 — Edwards Lifesciences Corporation (NYSE: EW), the global leader in the science of heart valves and hemodynamic monitoring, today reported net income for the quarter ended March 31, 2014 of $60.3 million, or $0.56 per diluted share, and non-GAAP net income of $82.1 million, or $0.76 per diluted share.  Net income for the same period a year earlier was $143.9 million, or $1.24 per diluted share, and non-GAAP net income was $86.7 million, or $0.74 per diluted share.  In last year’s quarter, the company recorded a special pre-tax gain of $83.6 million, which was an initial payment from Medtronic related to ongoing U.S. Andersen patent litigation.

Net sales for the quarter ended March 31, 2014 increased 5.2 percent to $522.4 million compared to the same period last year.  Underlying1 sales grew 7.8 percent. Sales in the U.S. and outside the U.S. for the first quarter were $222.4 million and $300.0 million, respectively.

“We are pleased to report a robust start to 2014 with first quarter results reflecting better than expected THV sales and solid bottom line performance,” said Michael A. Mussallem, chairman and CEO. “Several exciting new product launches are underway, and additional approvals are expected soon that should enable us to strengthen our leadership positions.”

Sales Results

For the first quarter, the company reported Surgical Heart Valve Therapy product group sales of $202.6 million. Sales increased 2.3 percent over the first quarter last year, or 4.3 percent on an underlying basis. Surgical heart valve sales growth was driven by healthy unit growth.

Sales of transcatheter heart valves (THV) were $189.2 million for the quarter, an 11.5 percent growth rate over the first quarter last year.  Planned product upgrades required the recording of a net sales return reserve of $6.1 million in the first quarter.  On an underlying basis, THV sales grew 14.0 percent. These results were driven by higher than expected growth in Europe and the ongoing rollout of the Edwards SAPIEN XT valve in Japan.  The Edwards SAPIEN 3 valve, launched in February,

EDWARDS LIFESCIENCES REPORTS STRONG FIRST QUARTER RESULTS

is receiving a very favorable response from clinicians, and the company believes it is helping to stimulate further market growth in Europe.  Outside the U.S., sales grew by 36.4 percent, or 33.0 percent on an underlying basis.

“We are confident that we will receive FDA approval of our SAPIEN XT system this quarter and we are prepared to launch immediately,” said Mussallem.  “Receiving this approval is important as it will provide greater options for U.S. patients who can benefit from the substantial enhancements in this proven platform.”

Critical Care product group sales were $130.6 million for the quarter, representing an increase of 1.2 percent, or 4.6 percent on an underlying basis. Growth was driven by core hemodynamic products outside the U.S. and enhanced surgical recovery products in the U.S., which include minimally and non-invasive products such as FloTrac and ClearSight.

Additional Operating Results

For the quarter, Edwards’ gross profit margin was 72.1 percent, compared to 75.6 percent in the same period last year.  This reduction was driven by an approximate 200 basis point impact from the THV product exchanges, as well as higher manufacturing costs and foreign exchange.

Selling, general and administrative expenses were $197.2 million for the quarter, or 37.7 percent of sales, compared to $182.4 million in the same period last year.  This increase was driven primarily by Japan and U.S. transcatheter valve-related expenses, and a larger accrual for incentive compensation.

Research and development for the quarter grew 7.5 percent to $85.8 million, or 16.4 percent of sales.  This increase was primarily the result of continued investments in heart valve clinical studies and transcatheter R&D projects.

Free cash flow for the quarter was $124.6 million, defined as cash flow from operating activities of $138.9 million, less capital spending of $14.3 million.

Cash, cash equivalents and short-term investments totaled $831.6 million at March 31, 2014. Total debt was $725.4 million.

During the quarter, the company repurchased 4.4 million shares of common stock for $300.0 million.

Special Charge

During the quarter, the company recorded a $7.5 million expense to settle past and future obligations related to one of the company’s intellectual property (IP) agreements. This special charge decreased diluted earnings per share by $0.06.

EDWARDS LIFESCIENCES REPORTS STRONG FIRST QUARTER RESULTS

Accounting Change

At the beginning of this year, the company implemented an accounting change pertaining to IP litigation costs.  Previously, litigation costs related to seeking protection of Edwards’ IP were capitalized and amortized over the life of the related IP.  Beginning in 2014, to improve comparability, increase visibility and better align with its industry peers, Edwards began expensing all IP litigation expenses as incurred.  All IP litigation expenses and awards are reflected on a new line in the company’s Statement of Operations and are excluded when reporting non-GAAP financial results.

Outlook

The company continues to expect full year 2014 total sales of $2.05 billion to $2.25 billion.   Excluding special items, the company now expects full year 2014 diluted earnings per share to be in a range around $3.10, which includes an assumed $0.10 benefit from the change in the treatment of IP litigation expenses.  For the second quarter of 2014, the company projects total sales to be between $525 million and $565 million, and diluted earnings per share, excluding special items, to be between $0.71 and $0.81.

“As the TAVR market continues to expand, and we further strengthen our competitive position with innovative new technologies, we remain as optimistic as ever about the long-term growth opportunity represented by transcatheter valves,” Mussallem said. “Edwards remains dedicated to investing in transformational structural heart disease therapies and critical care technologies for clinicians and their patients around the world.”

About Edwards Lifesciences

Edwards Lifesciences is the global leader in the science of heart valves and hemodynamic monitoring.  Driven by a passion to help patients, the company partners with clinicians to develop innovative technologies in the areas of structural heart disease and critical care monitoring enabling them to save and enhance lives. Additional company information can be found at www.edwards.com.

Conference Call and Webcast Information

Edwards Lifesciences will be hosting a conference call today at 2:00 p.m. PT to discuss its first quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using conference number 13579551.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards web site at ir.edwards.com or www.edwards.com. A live stream and archived replay can also be accessed via mobile devices by downloading Edwards’ IR App for iPhone and iPad or Android.

EDWARDS LIFESCIENCES REPORTS STRONG FIRST QUARTER RESULTS

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident”  or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Mussallem, information in the Outlook section, the company’s financial goals, expectations for new product launches, industry growth and the timing and impact of expected new product approvals.  Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.  Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement.  If the company does update or correct one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with the timing and extent of regulatory approvals, expanded indications and reimbursement levels for our products, particularly our transcatheter heart valves; the company’s success in developing new products, creating opportunities for its products and avoiding manufacturing and quality issues; the impact of competitive products, industry dynamics and currency exchange rates; the timing or results of pending or future clinical trials and pre-clinical milestones; actions by the U.S. Food and Drug Administration and other regulatory agencies; economic developments in key markets; unexpected litigation results or expenses; and other risks detailed in the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2013, which are available at edwards.com.

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the company uses non-GAAP historical financial measures.  The company uses the term “underlying” when referring to non-GAAP sales information, which excludes foreign exchange fluctuations, as well as adjustments for discontinued and acquired products and sales reserves associated with THV product upgrades, and “excluding special items” to also exclude gains and losses from special items such as significant investments, litigation, and business development transactions, and for 2012 to include the tax benefit for the U.S. R&D tax credit, which was required to be recorded in 2013.  Those results that exclude the impact of foreign exchange and reflect “constant currency” are also non-GAAP financial measures. Guidance for sales and sales growth rates is provided on an “underlying” basis, and projections for diluted earnings per share, are also provided on the same non-GAAP (or “excluding special items”) basis due to the inherent difficulty in forecasting such items. Management does not consider the excluded items or adjustments as part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business.  Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the company’s operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the company’s business.  These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with generally accepted accounting principles.  Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies.  A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.  The company is not able to provide a reconciliation of projected net income and growth, free cash flow, and projected earnings per share guidance, excluding special items, to expected reported results due to the unknown effect, timing and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives.

EDWARDS LIFESCIENCES REPORTS STRONG FIRST QUARTER RESULTS

Edwards, Edwards Lifesciences, the stylized E logo, ClearSight, FloTrac, Edwards SAPIEN, SAPIEN, SAPIEN XT, and SAPIEN 3 are trademarks of Edwards Lifesciences Corporation. All other trademarks are the property of their respective owners.

[1] “Underlying” amounts are non-GAAP items and in this press release exclude foreign exchange fluctuations and the THV sales return reserve. See the reconciliation tables below.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Consolidated Statements of Operations

	Three Months Ended
	March 31,
(in millions, except per share data)	2014	2013

Net sales	$522.4	$496.7
Cost of sales	145.9	121.0

Gross profit	376.5	375.7

Selling, general and administrative expenses	197.2	182.4
Research and development expenses	85.8	79.8
Intellectual property litigation expense (income), net	5.5	(78.1)
Special charge	7.5	-
Interest expense (income), net	3.5	(0.2)
Other (income) expense, net	(0.3)	1.2

Income before provision for income taxes	77.3	190.6

Provision for income taxes	17.0	46.7

Net income	$60.3	$143.9

Earnings per share:
Basic	$0.57	$1.26
Diluted	$0.56	$1.24

Weighted-average common shares outstanding:
Basic	106.7	113.9
Diluted	108.5	116.5

Operating Statistics
As a percentage of net sales:
Gross profit	72.1%	75.6%
Selling, general and administrative expenses	37.7%	36.7%
Research and development expenses	16.4%	16.1%
Income before provision for income taxes	14.8%	38.4%
Net income	11.5%	29.0%

Effective tax rate	22.0%	24.5%

Note:  Effective January 1, 2014, the Company changed its method of accounting for certain intellectual property litigation expenses.  The Company has retrospectively adjusted the comparative financial statements of prior periods to apply this new method of accounting.  To make historic comparisons clearer, the Company has included a schedule on its website (see ir.edwards.com/results.cfm) detailing the impact of this change on its 2009-2013 Consolidated Balance Sheets and Statements of Operations.

Note: Numbers may not calculate due to rounding.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Balance Sheets

(in millions)

	March 31,	December 31,
	2014	2013
ASSETS

Current assets
Cash and cash equivalents	$295.7	$420.4
Short-term investments	535.9	516.5
Accounts and other receivables, net	305.1	328.0
Inventories, net	308.0	308.9
Deferred income taxes	35.4	33.4
Prepaid expenses	46.0	46.8
Other current assets	77.2	71.8
Total current assets	1,603.3	1,725.8

Long-term accounts receivable, net	5.9	7.3
Long-term investments	95.2	21.9
Property, plant and equipment, net	418.7	421.6
Goodwill	385.4	385.4
Other intangible assets, net	31.6	33.5
Deferred income taxes	76.4	79.0
Other assets	35.2	35.4

Total assets	$2,651.7	$2,709.9

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$356.2	$345.6

Long-term debt	725.4	593.1
Other long-term liabilities	229.3	226.8

Stockholders’ equity
Common stock	126.4	126.0
Additional paid-in capital	711.7	671.2
Retained earnings	2,091.1	2,030.8
Accumulated other comprehensive loss	(32.4)	(27.6)
Treasury stock, at cost	(1,556.0)	(1,256.0)
Total stockholders’ equity	1,340.8	1,544.4

Total liabilities and stockholders’ equity	$2,651.7	$2,709.9

Note:  Effective January 1, 2014, the Company changed its method of accounting for certain intellectual property litigation expenses.  The Company has retrospectively adjusted the comparative financial statements of prior periods to apply this new method of accounting.  To make historic comparisons clearer, the Company has included a schedule on its website (see ir.edwards.com/results.cfm) detailing the impact of this change on its 2009-2013 Consolidated Balance Sheets and Statements of Operations.

EDWARDS LIFESCIENCES CORPORATION

Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures.   The Company uses the term “underlying” when referring to non-GAAP sales information, which excludes foreign exchange fluctuations, as well as adjustments for discontinued and acquired products and sales reserves associated with transcatheter heart valve (“THV”) product upgrades, and “excluding special items” to also exclude gains and losses from special items such as significant investments, litigation, and business development transactions, and for 2012 to include the tax benefit for the U.S. Research and Development (“R&D”) tax credit, which was required to be included in 2013.  Those results that exclude the impact of foreign exchange and reflect “constant currency” are also non-GAAP financial measures.  Guidance for sales and sales growth rates is provided on an “underlying basis,” and projections for diluted earnings per share, net income and growth, gross profit margin, taxes and free cash flow are also provided on the same non-GAAP (or “excluding special items”) basis due to the inherent difficulty in forecasting such items.  Management does not consider the excluded items or adjustments as part of day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance.  By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company’s core operating results and trends for the periods presented.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the Company’s business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies. A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.  The Company is not able to provide a reconciliation of projected net income and growth, free cash flow, and projected earnings per share guidance, excluding special items, to expected reported results due to the unknown effect, timing and potential significance of special charges or gains, and management’s inability to forecast charges associated with future transactions and initiatives.

The items described below are adjustments to the GAAP financial results in the reconciliations that follow:

Given the magnitude and unusual nature of these special items relative to the operating results for the periods presented, these items below have been excluded in non-GAAP net income and earnings per share.

THV Sales Return Reserve and Related Costs - In the first quarter of 2014, the Company recorded a sales return reserve and related costs, primarily related to inventory reserves, of $15.6 million related to estimated THV product returns expected upon introduction of next generation THV products.

Intellectual Property Litigation Expense (Income), net - The Company incurred intellectual property litigation expenses of $5.5 million and $5.5 million, in the first quarter of 2014 and 2013, respectively.  In addition, in the first quarter of 2013, the Company recorded an $83.6 million gain related to the April 2010 jury award from Medtronic of damages for infringement of the U.S. Andersen transcatheter heart valve patent.

Special Charge - The Company recorded a $7.5 million special charge in the first quarter of 2014 to settle past and future obligations related to one of its intellectual property agreements.

Provision for Income Taxes -  During the first quarter of 2013, the Company recorded an $8.4 million income tax benefit relating to the federal R&D tax credit that was extended in 2013 retroactive to the beginning of 2012.

Foreign Exchange - Fluctuation in exchange rates impacts the comparative results and sales growth rates of the Company’s underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more meaningful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the “Unaudited Reconciliation of Sales by Product Group and Region.”

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Financial Information

RECONCILATION OF GAAP TO NON-GAAP NET INCOME

	Three Months Ended
	March 31,
(in millions, except per share data)	2014		2013

GAAP Net Income	$60.3		$143.9
Growth Rate %	(58.1%	)

Non-GAAP adjustments: (A)

THV sales return reserve and related costs	15.6		-
Intellectual property litigation expense (income), net	5.5		(78.1)
Special charge	7.5		-

Provision for income taxes
Tax effect on reconciling items (B)	(6.8)		29.3
Federal research and development tax credit	-		(8.4)

Non-GAAP Net Income	$82.1		$86.7
Growth Rate %	(5.3%	)

RECONCILATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

GAAP Diluted Earnings Per Share	$0.56		$1.24
Growth Rate %	(54.8%	)

Non-GAAP adjustments: (A), (C)

THV sales return reserve and related costs	$0.10		-
Intellectual property litigation expense (income), net	0.04		(0.43)
Special charge	0.06		-

Provision for income taxes
Federal research and development tax credit	-		(0.07)

Non-GAAP Diluted Earnings Per Share	$0.76		$0.74
Growth Rate %	2.7%

Note: Numbers may not calculate due to rounding.

(A)  See description of “Transcatheter Heart Valve (“THV”) Sales Return Reserve and Related Costs,” “Intellectual Property Litigation Expense (Income), net,” “Special Charge,” and “Provision for Income Taxes” on the Non-GAAP Financial Information page.

(B)  The tax effect on non-GAAP adjustments is calculated based upon the impact of the relevant tax jurisdictions’ statutory tax rates on the Company’s estimated annual effective tax rate.

(C)  All amounts are tax effected, calculated based upon the impact of the relevant tax jurisdictions’ statutory tax rates on the Company’s estimated annual effective tax rate.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Tax Rate

RECONCILIATION OF GAAP TO NON-GAAP TAX RATE

Three Months Ended
March 31, 2014

GAAP Tax Rate	22.0%

Non-GAAP adjustments: (A)

THV sales return reserve and related costs	1.0 pts
Intellectual property litigation expense (income), net	0.6 pts
Special charge	(1.1) pts

Non-GAAP Tax Rate	22.5%

(A)   See description of “Transcatheter Heart Valve (“THV”) Sales Return Reserve and Related Costs,” “Intellectual Property Litigation Expense (Income), net” and “Special Charge” on the Non-GAAP Financial Information page.

EDWARDS LIFESCIENCES CORPORATION

Unaudited Reconciliation of Sales by Segments and Product Group

($ in millions)

					2014 Adjusted		2013 Adjusted
Sales by Segments (QTD)	1Q 2014	1Q 2013	Change	GAAP Growth Rate*	Sales Return Reserve	1Q 2014 Underlying Sales	FX Impact	1Q 2013 Underlying Sales	Underlying Growth Rate *
United States	$222.4	$227.9	$(5.5)	(2.4%)	$7.1	$229.5	$-	$227.9	0.7%
Europe	180.3	154.5	25.8	16.7%	(1.0)	179.3	5.0	159.5	12.4%
Japan	58.7	60.0	(1.3)	(2.2%)	-	58.7	(7.4)	52.6	11.7%
Rest of World	61.0	54.3	6.7	12.3%	-	61.0	(3.8)	50.5	20.8%
International	300.0	268.8	31.2	11.6%	(1.0)	299.0	(6.2)	262.6	13.9%
Total	$522.4	$496.7	$25.7	5.2%	$6.1	$528.5	$(6.2)	$490.5	7.8%

					2014 Adjusted		2013 Adjusted
Sales by Product Group (QTD)	1Q 2014	1Q 2013	Change	GAAP Growth Rate*	Sales Return Reserve	1Q 2014 Underlying Sales	FX Impact	1Q 2013 Underlying Sales	Underlying Growth Rate *
Surgical Heart Valve Therapy	$202.6	$198.1	$4.5	2.3%	$-	$202.6	$(3.8)	$194.3	4.3%
Transcatheter Heart Valves	189.2	169.7	19.5	11.5%	6.1	195.3	1.6	171.3	14.0%
Critical Care	130.6	128.9	1.7	1.2%	-	130.6	(4.0)	124.9	4.6%
Total Sales	$522.4	$496.7	$25.7	5.2%	$6.1	$528.5	$(6.2)	$490.5	7.8%

* Numbers may not calculate due to rounding.